Exhibit 99.1


  For more information please visit our web site at: www.miravant.com






                              FOR IMMEDIATE RELEASE

Contact:  Tom Herrick

                Investor Relations

                (805) 685-9880

                 MIRAVANT'S SnET2 NEW DRUG APPLICATION ACCEPTED

               FOR FILING BY FDA WITH PRIORITY REVIEW DESIGNATION


Santa Barbara, CA, June 1, 2004 - Miravant Medical Technologies (OTCBB: MRVT), a pharmaceutical development company specializing in PhotoPoint(R) photodynamic therapy (PDT), announced today that the U.S. Food and Drug Administration (FDA) has accepted for filing the Company's New Drug Application (NDA) for SnET2 and has also granted a Priority Review designation. Acceptance of the filing means that the FDA has made a determination that the NDA meets the standard for substantive review, and the Priority Review designation expedites the review period. Miravant is seeking approval from the FDA for its proprietary new drug SnET2 as a treatment for patients with wet age-related macular degeneration
(AMD), a leading cause of blindness in older adults.

Wet AMD is a major health problem with an estimated 500,000 new cases each year worldwide. The disease is characterized by abnormal blood vessels at the back of the eye that leak fluid and blood and can lead to severe loss of central vision. The SnET2 treatment uses a light-activated drug intended to selectively destroy these abnormal blood vessels and stabilize vision loss.

About Miravant

Miravant Medical Technologies specializes in pharmaceuticals and devices for photoselective medicine, developing its proprietary PhotoPoint photodynamic therapy (PDT) for large potential markets in ophthalmology, dermatology, cardiovascular disease and oncology. PhotoPoint PDT uses photoreactive (light-activated) drugs to selectively target diseased cells and blood vessels. The Company has submitted a New Drug Application (NDA) for the drug SnET2 for the treatment of patients with wet age-related macular degeneration. Miravant's cardiovascular program focuses on life-threatening diseases, with PhotoPoint MV0633 in advanced preclinical testing for atherosclerosis, atherosclerotic vulnerable plaque and restenosis.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, including but not limited to statements about the FDA expedited review of the SnET2 NDA; potential use and benefits of SnET2 to treat patients with wet AMD; the size of the potential market; and development programs for large potential markets in ophthalmology, dermatology, cardiovascular disease and oncology are forward-looking and relate to our future plans, objectives, expectations and intentions. Our actual results may differ materially from those described in these statements. For instance, the occurrence of one or more of the following may cause our results to differ from our plans: the Company's operating capital may not be sufficient to continue  some or all of its  development  programs,  complete  the  NDA  review process or continue as a going concern; potential future funding may not be available when needed if at all or under terms acceptable to the Company; the Company may be unable to resolve all issues or contingencies associated with the NDA; the FDA may require further clinical or non-clinical studies before granting marketing approval, or may limit labeling claims, or may not grant marketing  approval  at all;  even if  approved,  the  Company  may not have the necessary resources or corporate partnering relationship(s) to commercialize SnET2 and the degree of acceptance of SnET2 cannot be guaranteed; the size of the potential market can change due to a number of factors; the Company may decide not to or may be unable to further develop its PhotoPoint drugs in ophthalmology, dermatology, cardiovascular disease and/or oncology; and/or the Company may not be able to demonstrate the safety or efficacy of its drugs in development or achieve their regulatory approvals. For a discussion of additional important risk factors that may cause our results to differ from those described above, please refer to our annual report on Form 10-K for the year ended December 31, 2003, and other quarterly and periodic reports filed with the Securities and Exchange Commission. Our products require regulatory approval before marketing, sales or clinical use. PhotoPoint(R) is a registered trademark of Miravant Medical Technologies.